Exhibit 99.3

CubeSmart Completes $800 Million in Unsecured Bank Financing

WAYNE, PA -- (MARKETWIRE) – 6/18/13 -- CubeSmart (NYSE: CUBE), a self-administered and self-managed real estate investment trust focused on self-storage facilities, today announced that the Company completed approximately $800 million in unsecured bank financing through amendments to its existing credit facility and term loan agreements.

“With our amended credit facilities, we benefit from substantially improved pricing as well as extended terms that reinforce our well-staggered debt maturity profile,” commented Tim Martin, Chief Financial Officer.  “We are delighted to have strong and continued support from our longstanding banking relationships.  This recommitment from our banks further solidifies our financial position and enhances our ability to execute on our business plan.”

$200 Million Senior Unsecured Term Loan Facility

CubeSmart’s amended $200 million senior unsecured term loan facility (“Term Loan Facility”) consists of two $100 million term loans, each maturing in June 2018.  One of the $100 million term loans (“Term Loan A”) was originally a 5-year loan with a June 2016 maturity date.  The maturity date for the other $100 million term loan (“Term Loan B”), originally a 7-year loan, remains unchanged.

The Term Loan Facility’s borrowing rate is based on the Company’s credit rating.  At the Company’s existing Baa3/BBB- level, Term Loan A is priced at 1.50 percent over LIBOR, while Term Loan B is priced at 2.00 percent over LIBOR.

		Term Loan Facility		Term Loan Facility
		Prior to Amendment		As Amended
	Amount	Maturity Date	LIBOR Spread	Maturity Date	LIBOR Spread
Term Loan A	$100 million	June 2016	1.85%	June 2018	1.50%
Term Loan B	$100 million	June 2018	2.00%	June 2018	2.00%

$600 Million Senior Unsecured Credit Facility

CubeSmart’s amended $600 million senior unsecured credit facility (“Credit Facility”) consists of a $100 million term loan (“Term Loan C”) with a December 2014 maturity, a $200 million term loan (“Term Loan D”) with a January 2019 maturity, and a $300 million revolver (“Revolver”) with a June 2017 maturity.  The Company, at its option, has the right to extend the term of the Revolver for an additional year.

The borrowing rate under the Credit Facility is based on the Company’s credit rating.  At the Company’s existing Baa3/BBB- level, amounts drawn on the revolver are priced at 1.60 percent over LIBOR – inclusive of the facility fee – and both of the term loans are priced at 1.50 percent over LIBOR.

		Credit Facility				Credit Facility
		Prior to Amendment				As Amended
	Amount	Maturity Date		LIBOR Spread		Maturity Date		LIBOR Spread
Revolver	$300 million	December 2015	[1]	1.80%	[2]	June 2017	[1]	1.60%	[3]
Term Loan C	$100 million	December 2014		1.75%		December 2014		1.50%
Term Loan D	$200 million	March 2017		1.75%		January 2019		1.50%

1) The Company, at its option, can extend the maturity by one year.

2) Inclusive of a facility fee of 0.325%

3) Inclusive of a facility fee of 0.300%

The Company did not enter into any new hedging arrangements in conjunction with the amended facilities, and all of the Company’s existing hedging arrangements remain in place and effective.

Applicable Hedging Arrangements
		Effective LIBOR
Notional Amount	Maturity Date	Fixed Rate
$100 million	June 2016	1.803%
$200 million	March 2017	1.336%
$100 million	June 2018	2.468%

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust. CubeSmart owns or manages 519 self-storage facilities across the United States. According to the 2012 Self Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the U.S.

The Company plans to exceed Customer expectations by adding more personalized services and technology to some of the best storage spaces around. The Company’s self-storage facilities are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. CubeSmart® services include storage customization, logistics services, comprehensive moving services, organizational services, and office amenities.

For more information about business and personal storage or to learn more about the Company and find a nearby storage facility, visit www.CubeSmart.com or call CubeSmart toll free at 800-800-1717.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Company Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700